As filed with the Securities and Exchange Commission on November 23, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DayStar Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1390053
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

13 Corporate Drive Halfmoon, New York	12065
(Address of principal executive offices)	(Zip Code)

2003 Equity Incentive Plan

(Full title of the plan)

John R. Tuttle

President and Chief Executive Officer

DayStar Technologies, Inc.

13 Corporate Drive

Halfmoon, New York 12065

(518) 383-4600

(Name, address and telephone number of agent for service)

Copy to:

Thomas P. Palmer, Esq.

Tonkon Torp LLP

1600 Pioneer Tower

888 S.W. Fifth Avenue

Portland, Oregon 97204

(503) 221-1440

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	426,498 shares	(1)	$2.73	(3)	$1,164,339.54	$147.52
Common stock, $0.01 par value per share	623,502	(2)	$2.73	(3)	$1,702,160.46	$215.66
Total	1,050,000					$363.18

(1)	This filing registers 426,498 shares of DayStar’s common stock reserved for issuance under DayStar’s 2003 Equity Incentive Plan. There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the Plan in the event of any future change in the outstanding shares of Common stock as a result of a stock dividend, stock split or similar adjustment.
(2)	This filing also registers 68,000 shares of common stock relating to reofferings of common stock by certain DayStar directors and officers who may be deemed affiliates that hold control securities. Such common stock may be acquired from time to time in connection with the exercise of stock options granted under the 2003 Equity Incentive Plan to the directors and officers. The terms “affiliates” and “control securities” are as defined by Rule 144 and Rule 405 under the Securities Act of 1933, as amended. This filing is also being used to register resales of 555,502 shares of restricted common stock issued by the Company pursuant to the Plan prior to the date of the prospectus.
(3)	Calculated pursuant to Rule 457(h)(1) and 457(c) for purposes of computing the registration fee, based on the average of the high and low sales prices of the Common stock on November 22, 2004, as reported by the Nasdaq SmallCap Market.

Explanatory Note

DayStar Technologies, Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 426,498 shares of common stock reserved for issuance under DayStar’s 2003 Equity Incentive Plan (the “Plan”).

This Registration Statement also includes a reoffer prospectus prepared in accordance General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for reoffers of shares of restricted common stock and common stock acquired through the exercise of stock options defined as “control securities” and “restricted securities” under General Instruction C to Form S-8 (as that term is defined in Rule 144(a)(3) of the General Rules and Regulations under the Securities Act) pursuant to grants made under DayStar’s 2003 Equity Incentive Plan.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing information specified by Part I of this Registration Statement Form S-8 will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Stephen A. Aanderud, Secretary, DayStar Technologies, Inc., 13 Corporate Drive, Halfmoon, New York 12065, telephone (518) 383-4600.

[Note: The reoffer prospectus referred to in the Explanatory Note follows this page.]

REOFFER PROSPECTUS

DAYSTAR TECHNOLOGIES, INC.

THE OFFERING

This prospectus is being used in connection with the offering from time to time by certain officers and directors of DayStar Technologies, Inc. (“selling stockholders”) or their successors in interest of shares of common stock (the “Common stock”) of DayStar Technologies, Inc. that the selling stockholders may acquire upon the exercise of stock options granted under DayStar’s 2003 Equity Incentive Plan. This prospectus is also being used to register resales of restricted securities issued pursuant to the Plan prior to the date of this prospectus. We will not receive any proceeds from the sale of shares covered by this prospectus. Unless the context clearly indicates otherwise, the terms “we,” “us,” and “our” refer to DayStar Technologies, Inc. and its subsidiary DayStar Solar, LLC, a Colorado limited liability company.

Shares of Common stock offered by selling stockholders	623,502

Offering price

The shares will be sold from time-to-time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the Nasdaq SmallCap Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. On November 22, 2004, the closing sales price of DayStar’s Common stock on the Nasdaq SmallCap Market was $2.69 per share.

Nasdaq SmallCap Market Symbol	DSTI

The Common stock involves a high degree of risk. See “Risk Factors” beginning on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2004.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning DayStar at the following address: Attention Stephen A. Aanderud, Secretary, DayStar Technologies, Inc., 13 Corporate Drive, Halfmoon, New York 12065, telephone (518) 383-4600. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand the circumstances and terms of the offering and for complete information about us, you should read this entire document and the information incorporated by reference, including the financial statements and the notes to the financial statements.

DayStar Technologies, Inc.

We have developed a thin-film, copper-indium-gallium-selenide solar cell, known as a CIGS solar cell, for the direct conversion of sunlight into electricity. We are developing a high-volume manufacturing process that we believe could significantly reduce the cost of solar cell production and therefore reduce the cost of solar electricity. Prototypes of our CIGS cells, produced in batches in the laboratory, have been used on a test basis by the United States Air Force Research Laboratory and Dutch Space B.V.

Our proposed manufacturing process will be developed in three stages. Stage I will be a non-continuous pallet manufacturing process; Stage II will be a partially continuous pallet manufacturing process; and Stage III will be a continuous roll-to-roll manufacturing process. Pallet manufacturing uses a sheet of substrate material for the CIGS cells mounted on a pallet frame. Non-continuous pallet manufacturing means each pallet will be processed through separate stations to perform each manufacturing step. Partially continuous pallet manufacturing means that some, and eventually all, of the steps necessary to produce a solar cell will be completed on a single production line, with pallets moving automatically from one processing step to another on a track within that production line. In roll-to-roll manufacturing, a roll of substrate material is loaded on a feed spool, the substrate material is fed through the production line and thin-film layers are deposited one after another in a specified sequence. As the substrate material exits the production line it is re-spooled. We intend to market and sell our solar cells at each stage of manufacture. The volume of solar cells being produced should increase as each stage is achieved, with corresponding reductions in per-unit manufacturing cost. Subject to obtaining the required financing, we estimate that Stage III can be achieved within three years.

DayStar Technologies, Inc. is a Delaware corporation incorporated in 1997. DayStar’s principal executive office is located at 13 Corporate Drive, Halfmoon, New York 12065. Our telephone number is (518) 383-4600. Unless the context indicates otherwise, the terms "we," "us," and "our" refer to DayStar Technologies, Inc. and its subsidiary DayStar Solar, LLC, a Colorado limited liability company.

Where You Can Find More Information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may inspect and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC’s website at http://www.sec.gov.

Incorporation Of Certain Documents By Reference

This prospectus is part of a registration statement on Form S-8 that DayStar filed with the SEC in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8. The SEC allows this filing to “incorporate by reference” information that the Company previously filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, and information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a) The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

(b) The Company’s Forms 10-QSB filed on May 14, 2004, August 16, 2004, and November 12, 2004 and Form 8-K filed on July 1, 2004.

(c) The description of the Company’s common stock, $0.01 par value, set forth in the Company’s Registration Statement on Form SB-2, as declared effective by the SEC on February 5, 2004 (Registration No. 333-110337).

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference in this prospectus by writing or telephoning us at the following address and number: Attention: Stephen A. Aanderud, Secretary, DayStar Technologies, Inc. 13 Corporate Drive, Halfmoon, New York 12065, telephone (518) 383-4600. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

Forward-Looking Information

Some of the statements made in this prospectus discuss future events and developments, including our future business strategy and our ability to generate revenue, income and cash flow. In some cases, you can identify forward-looking statements by words or phrases such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “our future success depends,” “seek to continue,” or the negative of these words or phrases, or comparable words or phrases. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in the “Risk Factors” section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below, together with all of the other information in this prospectus, before making an investment decision. The trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

We expect our manufacturing development work to continue for at least two years, and our manufacturing process may not succeed or may be significantly delayed. The thin-film solar cells will be produced through a manufacturing process that has not yet been constructed or tested on a commercial scale in the solar cell industry. If we fail to develop successfully our thin-film manufacturing process, we will likely be unable to recover the losses we will have incurred in attempting to develop these products and technologies and may be unable to make sales or become profitable. As a result, the market price of our securities may decline, causing you to lose some or all of your investment.

The construction of our manufacturing operations will require the successful deployment of equipment and technology utilizing manufacturing processes and components which we are still developing and have not yet tested except on a minimal basis in the laboratory. The possibility exists that technical barriers will be encountered that may slow or stop further development efforts. If one or more of the technologies fail, or are not economically viable, we may not be able to achieve our goals and could suffer economic loss or collapse.

We may not be able to achieve our manufacturing cost targets, which could prevent us from ever becoming profitable. If we cannot achieve our targeted unit production costs or if we experience difficulties in our pilot manufacturing process, such as capacity constraints, quality control problems or other disruptions, we may not be able to manufacture our products at acceptable costs, which would eliminate our ability to effectively enter the market. A failure by us to achieve a lower cost structure through economies of scale, improvements in manufacturing processes and engineering design, or technology maturation would have a material adverse effect on our commercialization plans and, therefore, our business, prospects, results of operations and financial condition.

This anticipated development of our manufacturing technology will place a significant strain on our managerial, financial and personnel resources. To reach our goals, we will need to successfully recruit, train, and manage new employees; develop our manufacturing capabilities; integrate new management and employees into our overall operations; and establish improved financial and accounting systems. Our failure to manage expansion of our business effectively will have a material adverse effect on our business, results of operations and financial condition.

We were formed in 1997 and have received only very limited government contract revenue and revenue from the sale of test products manufactured by others under our direction. We are at an early stage of development and there is no meaningful historical financial or other information available upon which you can base your evaluation of our business and prospects. We have not begun commercial manufacturing. In addition, our early stage of development means that we have less insight into how market and technology trends may affect our business. The revenue and income potential of our business is unproven. As a result, you should consider our business and prospects in light of our lack of operating history and the challenges that we will face as an early-stage company seeking to develop a new manufacturing process. If we are not able to develop our business, we will not be able to achieve our goals and could suffer economic loss or collapse, in which case you may lose your entire investment.

Since our inception, we have incurred net losses, including net losses of $3,484,301 for the nine months ended September 30, 2004, and have negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $6,104,789 at the same date. We expect to incur substantial losses over at least the next two years, and may never become profitable. We expect to continue to make significant capital expenditures and anticipate that our expenses will increase substantially in the near future as we seek to build our pilot manufacturing operations, develop our sales and distribution network, continue to develop our manufacturing technologies, implement internal systems and infrastructure, and hire additional personnel. These ongoing financial losses may adversely affect our stock price.

We will need to obtain additional financing to complete subsequent phases of our business plan, specifically Stages II and III of our development plan. Additional financing will likely cause dilution to our stockholders and could involve the issuance of securities with rights senior to the outstanding shares. There is no assurance that such funds will be sufficient, that the financing will be available on terms acceptable to us and at such times as required, or that we will be able to obtain the additional financing required, if any, for the continued operation and growth of our business. Any inability to raise necessary capital will have a material adverse effect on our ability to meet our projections, deadlines and goals and will have a material adverse effect on our revenues and net income.

Our products, if developed, may not achieve market acceptance. The development of a successful market for our proposed products and our ability to sell our products at a lower price per watt may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce solar power products that compete favorably against other solar power products on the basis of cost, quality and performance;

•	competition from conventional energy sources and alternative distributed generation technologies, such as wind energy;

•	our failure to develop and maintain successful relationships with distributors, systems integrators and other resellers, as well as strategic partners; and

•	customer acceptance of our products.

If our proposed solar power products fail to gain market acceptance, we would be unable to sell our products, obtain market share or achieve and sustain profitability.

Completing the installation of equipment in our pilot manufacturing facility will require a significant investment of capital and substantial engineering expenditures, and is subject to significant risks, including risks of delays, equipment problems, cost overruns and other start-up and operating difficulties. Our manufacturing processes use custom-built equipment that may not be delivered and installed in our facility in a timely manner. In addition, this equipment may take longer and cost more to debug than planned and may never operate as designed. If we experience any of these or similar difficulties, we may be unable to complete our pilot manufacturing line. Without our manufacturing line, we would likely have no manufacturing capacity, revenues or earnings, and you would lose your entire investment.

Our executive officers, board of directors and key employees have not previously worked together. If our management team cannot successfully work together, if they fail to develop a thorough understanding of our business on a timely basis, or if they prove unable to meet the demands of running a public company, it could result in a material adverse effect on our business, prospects, financial condition and results of operations.

Our success depends on the continuing efforts and abilities of Dr. John Tuttle, our President and Chief Executive Officer. In addition, our future success will depend, in part, on our ability to attract and retain highly skilled employees, including management, technical and sales personnel. The loss of services of any of our key personnel, the inability to attract or retain key personnel in the future, or delays in hiring required personnel, could materially harm our business and results of operations. We may be unable to identify and attract highly qualified employees in the future. In addition, we may not be able to successfully assimilate these employees or hire qualified personnel to replace them.

The scope of our patent protection is uncertain. We cannot be certain that we were the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions. Patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States. We cannot ensure that:

•	patents will issue from pending or future applications;

•	our existing patents or any new patents will be sufficient in scope or strength to provide meaningful protection or any commercial advantage to us;

•	foreign intellectual property laws will protect our intellectual property; or

•	others will not independently develop similar products, duplicate our products or design around any patents issued to us.

Dependence on government contracts. We intend to continue to selectively pursue contract research, product development, and market development programs funded by various agencies of the United States, state and international governments to complement and enhance our own resources. We did not receive any revenues derived from government-related contracts for the year ended December 31, 2003, and these government agencies may not continue their commitment to programs to which our development capabilities are applicable. Moreover, we may not be able to compete successfully to obtain funding through these or other programs. A reduction or discontinuance of these programs or of our participation in these programs could impair our ability to develop our solar power technologies.

The target markets for the products we are developing are competitive. We expect competition from numerous companies in each of the markets in which we intend to participate. Our competition consists of major international energy and chemical companies, such as BP Solar and Shell Solar, and specialized electronics firms, such as Sharp Corporation and Kyocera Corporation. Many of our competitors are more established, benefit from greater market recognition and have substantially greater financial, development, manufacturing and marketing resources. In addition, there are a variety of competing technologies currently in the market and under development, any one of which could achieve manufacturing costs per watt lower than our manufacturing technology.

During the term that the Company’s Class A public warrants and Class B public warrants are outstanding, the holders of the public warrants are given the opportunity to profit from a rise in the market price of our common stock. In addition, the Class B public warrants are not redeemable by us. We may find it more difficult to raise additional equity capital while these warrants are outstanding. At any time during which these public warrants are likely to be exercised, we may be able to obtain additional equity capital on more favorable terms from other sources.

THIS OFFERING

Certain selling stockholders may offer and sell, from time to time, up to 623,502 shares of our common stock. These are shares that may be acquired by the selling stockholders upon the exercise of stock options granted to them as of the date of this prospectus pursuant to our 2003 Equity Incentive Plan (the “Plan”), and shares of restricted stock granted to the selling stockholders as of the date of this prospectus pursuant to the Plan. As of the date of this prospectus, options to purchase an aggregate of 68,000 shares of our common stock have been granted to the selling stockholders, and 555,502 shares of restricted common stock have been issued to the selling stockholders as detailed in the Selling Stockholders section.

Options or shares of common stock may be issued under the Plan in amounts and to persons not presently known. Once the amounts and names are known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus. We will pay the expenses of preparing this prospectus and the related registration statement. All brokerage commissions and other expenses incurred in connection with sales by the selling stockholders will be borne by such selling stockholders.

We will not receive any of the proceeds from the sale of the shares covered by this prospectus. While we will receive sums upon any exercise of options by the selling stockholders, there are currently no plans for application of such sums, other than for general corporate purposes. We cannot assure that any of such options will be exercised.

SELLING STOCKHOLDERS

The table below sets forth the following information regarding the beneficial ownership of common stock held by the selling stockholders as of September 30, 2004: (i) the name and position of each selling stockholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each selling stockholder as of the date of this prospectus; (iii) the number of shares of common stock offered hereunder which may be acquired by the selling stockholders pursuant to the exercise of options granted to them under the Plan as of the date of this prospectus; and (iv) the amount and percentage of common stock to be owned by each such selling stockholder if such selling stockholder were to sell all of the shares of common stock which may offered pursuant to this prospectus. Options or shares of common stock may be issued under the 2003 Equity Incentive Plan in amounts and to persons not presently known; when known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus.

Name and Position of Selling Security Holder	Number of Shares of Common stock Owned Prior to Offering(1)	Number of Shares of Common stock to be Offered(2)	Number of Shares of Common stock Owned/Percentage After Offering(3)
John R. Tuttle, President and Chief Executive Officer, Chairman of the Board	498,830	344,500	154,330/4.4%
Stephen A. Aanderud, Chief Financial Officer and Secretary	20,000	20,000	*
J. Peter Lynch, Vice President, Business Development	100,000	100,000	*
Robert G. Aldrich, Director	9,000	9,000	*
Randolph A. Graves, Director	9,000	9,000	*
Kelly Christopher, Sales	84,000	65,000	*
Jon A. Sharp, Director of Operations	5,002	5,002	*
James Horgen, consultant	6,000	6,000	*
Raymond Tuttle, former Director	13,000	10,000	*
Tom Polich, General Counsel	5,000	5,000	*
Steve Aragon, Vice President, Engineering	—	50,000	*

Total	749,832	623,502	N/A

*	Less than one percent
(1)	For purposes of this table, the number of shares of common stock includes all shares of common stock that may be acquired upon the exercise of options or warrants that are exercisable within 60 days of the date of this prospectus.
(2)	For purposes of this table, the number of shares of common stock offered includes shares of common stock which would be owned if all options granted under the Plan as of the date of this prospectus were exercised. It also includes the number of shares of restricted stock granted to the security holder under the Plan prior to the date of this prospectus. It does not include shares of common stock which may be acquired upon the exercise of options that may be granted under the Plan in the future to the selling stockholders, which information is not currently known.
(3)	Applicable percentage of ownership is based on 3,491,830 shares of common stock outstanding on September 30, 2004.

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time-to-time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the Nasdaq SmallCap Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales, and any commission received by them and any profit realized by them on the resales of shares as principals may be deemed underwriting compensation under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Tonkon Torp LLP, Portland, Oregon.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-KSB, filed with the SEC on March 30, 2004 have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Part II, Item 6 of the Registration Statement on page 15 below, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

(a) The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

(b) The Company’s Forms 10-QSB filed on May 14, 2004, August 16, 2004 and November 12, 2004, and Form 8-K filed on July 1, 2004.

(c) The description of the Company’s common stock, $0.01 par value, set forth in the Company’s Registration Statement on Form SB-2, as declared effective by the Commission on February 5, 2004 (Registration No. 333-110337).

All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Our certificate of incorporation limits the liability of our directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	Any breach of their duty of loyalty to the corporation or its stockholders;

•	Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	Any transaction from which the director derived an improper personal benefit.

The limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we shall, to the fullest extent permitted by law, indemnify our directors and officers and advance expenses to such persons in connection with the investigation and defense of indemnifiable actions brought against them. Our bylaws also permit us to secure insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers, a form of which is incorporated by reference to this registration statement. We intend to enter into indemnification agreements with any new directors and officers in the future. The indemnification agreements require us to indemnify our directors and officers to the extent permitted by our bylaws and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.

Item 7. Exemption from Registration Claimed.

The Company issued the stock options and the restricted securities reoffered pursuant to this registration statement in reliance on the exemptions under Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions in compensatory circumstances as provided under Rule 701. The recipients of restricted stock under the Plan each represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients of stock options and restricted stock issued under this Plan had adequate access, through their relationship with the Company, to information about the Company.

Item 8. Exhibits.

4.1	Amended and Restated Certificate of Incorporation[1]

4.2	Amendment to Amended and Restated Certificate of Incorporation[1]

4.3	Amended and Restated Bylaws[1]

5.1	Opinion of Tonkon Torp LLP

23.1	Consent of Tonkon Torp LLP (included in Exhibit 5.1)

23.2	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (on signature page)

[1]	Incorporated by reference to the Company’s Registration Statement of Form SB-2, as declared effective on February 5, 2004 (Registration No. 333-110337).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining liability under the Securities Act of 1933, it will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Halfmoon, New York on November 23, 2004.

DAYSTAR TECHNOLOGIES, INC.

By	/s/ John R. Tuttle
John R. Tuttle
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints John R. Tuttle and Stephen A. Aanderud, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

Date:
Principal Executive Officer:

/s/ John R. Tuttle	November 23, 2004
John R. Tuttle
President and Chief Executive Officer

Principal Financial Officer:

/s/ Stephen A. Aanderud	November 23, 2004
Stephen A. Aanderud
Chief Financial Officer

Directors:

/s/ Robert G. Aldrich	November 23, 2004
Robert G. Aldrich

/s/ Randolph A. Graves, Jr.	November 23, 2004
Randolph A. Graves, Jr.

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation[1]

4.2	Amendment to Amended and Restated Certificate of Incorporation[1]

4.3	Amended and Restated Bylaws[1]

5.1	Opinion of Tonkon Torp LLP

23.1	Consent of Tonkon Torp LLP (included in Exhibit 5.1)

23.2	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm

24	Power of Attorney (on signature page)

[1]	Incorporated by reference to the Company’s Registration Statement of Form SB-2, as declared effective on February 5, 2004 (Registration No. 333-110337).